UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 17, 2011

Law Enforcement Associates Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-32565	56-2267438
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2609 Discovery Drive Suite 125, Raleigh, NC	27616
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 872-6210

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously reported, Law Enforcement Associates Corporation (the “Registrant”) has been engaged as a defendant in an ongoing legal action in Wake County, North Carolina Superior Court pursuant to a complaint originally filed in September of 2009 on behalf of plaintiff Barbara Wortley.

On June 17, 2011, the jury in the matter determined that the Registrant had breached its contract with plaintiff Wortley and awarded the plaintiff $1,104,000 as compensatory damages. The Registrant is consulting legal counsel regarding the merits of motions for judgment notwithstanding the verdict and new trial, any potential appeal, or other actions that may be in the best interest of the Registrant and its shareholders, but a course of action has not been determined at the present time. The unfavorable judgment creates serious doubt about the ability of the Registrant to continue as a going concern, as the Registrant does not have sufficient financial resources to pay the judgment.

Prior discussion of the Wortley litigation can be found in the Registrant’s Annual Report on Form 10-K filed with the SEC on March 31, 2011 and in the Quarterly Report on Form 10-Q for the interim period ended March 31, 2011 filed with the SEC on May 13, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAW ENFORCEMENT ASSOCIATES CORPORATION

By:	/s/ Paul Briggs
Paul Briggs
President and Chief Executive Officer

Dated: June 20, 2011